UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 24, 2021

CELL MEDX CORP.

(Exact name of registrant as specified in its charter)

NEVADA	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 W. Nye Ln, Suite 446 Carson City, NV		89706
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(844) 238-2692

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2021, Cell MedX Corp. (the “Company”) entered into independent contractors services agreements (the “Agreements”) with Jim MacFarlane (dba Griffith Armada Capital), Richard Cavalli, and Howard Isaacs, who agreed to provide investor relations and market awareness services to the Company. The Agreements are for a period of three months and can be extended in writing upon agreement of the parties to the Agreement. The Company agreed to the following remuneration:

•Mr. MacFarlane will be paid $2,500 per month. In addition, the Company will issue to Griffith Armada Capital 100,000 restricted common shares of the Company, which shares will be issued in three monthly installments beginning on June 24, 2021. The Shares will be issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) as Griffith Armada Capital is not a resident of the United States and is otherwise not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S of the Act.

•Mr. Cavalli will be paid $5,000 per month in cash.

•The Company will issue to Mr. Isaacs 75,000 restricted common shares of the Company, which shares will be issued in three monthly installments beginning on June 24, 2021. The shares will be issued  pursuant to the provisions of Rule 506(b) of Regulation D of the Act, as Mr. Isaacs is an “accredited investor” as that term is defined under Regulation D of the Act.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES.

On May 25, 2021, the Company issued 2,484,500 common shares of the Company (the “Shares”) on conversion of $496,900 the Company owed its debt holders under 6% demand notes payable and non-interest-bearing advances. In addition to issuance of the shares, the Debt holders agreed to forgive $32,677 in accrued interest.

Concurrently with conversion of debt, the Company closed a non-brokered private placement financing at a price of $0.20 per Share, by issuing 200,000 Shares for total gross proceeds of $40,000.

The Shares were issued pursuant to the provisions of Regulation S of the Act to the persons who are not residents of the United States and are otherwise not “U.S. Persons” as that term is defined in Rule 902(k) of Regulation S of the Act.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 7.01REGULATION FD DISCLOSURE.

On May 26, 2021, the Company issued a news release announcing the conversion of debt and closing of the private placement offering.  See “Item 3.02 - Unregistered Sales of Equity Securities” above. In addition, the Company announced engagement of Jim MacFarlane (dba Griffith Armada Capital), Richard Cavalli, and Howard Isaacs to provide investor relations and market awareness services to the Company, as described in more detail in Item 1.01 of this current report on Form 8-K.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit
10.1	Independent Contractors Services Agreement between the Company and Mr. Issacs and Mr. Cavalli dated for reference May 24, 2021.
10.2	Independent Contractors Services Agreement between the Company and Jim MacFarlane, dba Griffith Armada Capital, dated for reference May 24, 2021.
99.1	News Release dated May 26, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: May 26, 2021

By: /s/ Frank McEnulty
Frank McEnulty,
Chief Executive Officer